Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225074

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement

Subject to Completion, Dated May 18, 2020

Prospectus Supplement to Prospectus dated May 21, 2018

$300,000,000

RealPage, Inc.

        % Convertible Senior Notes due 2025

We are offering $300.0 million principal amount of our         % Convertible Senior Notes due 2025. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The notes will mature on May 15, 2025, unless earlier repurchased, redeemed or converted.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2025 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call any or all of the notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be                  shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

We may not redeem the notes prior to May 20, 2023. We may redeem for cash all or any portion of the notes, at our option, on or after May 20, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including our outstanding 1.50% convertible senior notes due 2022 (the “2022 Notes”)); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

Concurrently with this offering, and pursuant to a separate prospectus supplement, we are offering $300,000,000 of our common stock (the “concurrent common stock offering”) to the public (or $345,000,000 if the underwriters for the concurrent common stock offering exercise in full their option to purchase additional shares). The closing of this offering of notes is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering of notes. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent common stock offering. See “Concurrent Common Stock Offering.”

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RP.” The last reported sale price of our common stock on the Nasdaq on May 15, 2020 was $64.23 per share.

Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the Securities and Exchange Commission and are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before offering expenses, to us	$	$

(1)	Plus accrued interest, if any, from May , 2020.
(2)	See “Underwriting” for a description of the compensation payable to the underwriters. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.

We have granted the underwriters the right to purchase, within a 13-day period beginning on, and including, the date we first issue the notes, up to an additional $45.0 million principal amount of notes, solely to cover over-allotments.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about May     , 2020.

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated May     , 2020

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of the notes.

For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus

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supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the notes and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated May 21, 2018, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find Additional Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in the notes. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-10 of this prospectus supplement, and any similar section contained in the accompanying prospectus and the documents incorporated by reference herein, and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes. In addition, any reference to or description of our concurrent common stock offering herein is wholly subject to the other prospectus supplement pursuant to which shares of our common stock are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase shares of our common stock. Unless the context otherwise requires, we use the terms “RealPage,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to RealPage, Inc. and, where appropriate, our consolidated subsidiaries.

RealPage, Inc.

We are a leading global provider of software and data analytics to the real estate industry. Our platform of data analytics and software solutions enables the rental real estate industry to manage property operations (such as marketing, pricing, screening, leasing, payment processing, and accounting), identify opportunities through market intelligence, and obtain data-driven insight for better operational and financial decision-making. Our integrated, on demand platform provides a single point of access and a massive repository of real-time lease transaction data, including prospect, renter, and property data. By leveraging data as well as integrating and streamlining a wide range of complex processes and interactions among the rental real estate ecosystem (owners, managers, prospects, renters, service providers, and investors), our platform helps our clients improve financial and operational performance and prudently place and harvest capital.

We sell our solutions through our direct sales organization. Our total revenues were approximately $988.1 million, $869.5 million, and $671.0 million for the years ended December 31, 2019, 2018, and 2017, respectively. In the same periods, we had operating income of approximately $92.4 million, $66.1 million, and $30.0 million, respectively, and net income of approximately $58.2 million, $34.7 million, and $0.4 million, respectively.

Our company was formed in 1998 to acquire Rent Roll, Inc., which marketed and sold on premise property management systems for the conventional and affordable multifamily rental housing markets. In June 2001, we released OneSite, our first on demand property management system. Since 2002, we have expanded our platform of solutions to include property management, leasing and marketing, resident services, and asset optimization capabilities. In addition to the multifamily markets, we now serve the single family, senior living, student living, military housing, commercial, hospitality, homeowner associations, short term rental and vacation rental markets. Since July 2002, we have completed over 45 acquisitions of complementary technologies to supplement our internal product development and sales and marketing efforts and expand the scope of our solutions, the types of rental housing and vacation rental properties served by our solutions, and our client base. In connection with this expansion and these acquisitions, we have committed greater resources to developing and increasing sales of our platform of data analytics and on demand solutions. As part of our strategy, we plan to continue to pursue acquisitions of complementary businesses, products, and technologies. As of March 31, 2020, we had approximately 7,300 employees.

Recent Developments

COVID-19 Pandemic

The COVID-19 pandemic did not have a material impact on our financial results for the quarter ended March 31, 2020, because the outbreak did not significantly affect business activities in the U.S. until mid-March 2020, and because we were able to continue to provide our services employing work-from-home strategies without any significant interruption in those services.

While certain leasing volumes have been negatively impacted by the shelter in-place orders throughout the U.S., several of our services that allow our customers to address pandemic-related challenges by facilitating resident interactions while minimizing or eliminating the need for direct person-to-person contact have experienced greater demand. Still, the COVID-19 pandemic could have material and adverse effects on our financial condition, results of operations and cash flows in the short and longer term. The reduced economic activity resulting from the COVID-19 virus may impact multi-family tenants’ ability to fully meet their obligations to our customers and, in turn, our customers’ ability to meet their obligations to us or otherwise cause them to seek modifications of such obligations, resulting in increases in uncollectible receivables and reductions in revenue. Further, the negative financial impact of the pandemic could impact our future compliance with financial covenants or our credit facility and other debt agreements, and the weaker economic conditions could cause us to recognize impairment in value of our tangible or intangible assets.

Concurrent Common Stock Offering

Concurrently with this convertible notes offering and pursuant to a separate prospectus supplement in an underwritten public offering, we are offering $300,000,000 of our common stock (or $345,000,000 of our common stock if the underwriters for the concurrent common stock offering exercise in full their option to purchase additional shares). The closing of this offering of notes is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering of notes. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent common stock offering. See “Concurrent Common Stock Offering.”

THE OFFERING

Issuer	RealPage, Inc., a Delaware corporation.

Securities	$300.0 million principal amount of % Convertible Senior Notes due 2025 (plus up to an additional $45.0 million principal amount to cover over-allotments).

Maturity	May 15, 2025, unless earlier repurchased, redeemed or converted.

Interest	% per year. Interest will accrue from May , 2020 and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes—Events of Default.”

Conversion rights	Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding February 15, 2025 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of the Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•	if we call any or all of the notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events described under “Description of the Notes—Conversion Rights—Conversion upon Specified Corporate Events.”

On or after February 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See “Description of the Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or during the related redemption period (as described herein), as the case may be, as described under “Description of the Notes—Conversion Rights—

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Redemption at our option	We may not redeem the notes prior to May 20, 2023. We may redeem for cash all or part of the notes, at our option, on or after May 20, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

We will give notice of any redemption not less than 50 nor more than 65 scheduled trading days before the redemption date by mail or electronic delivery to the trustee, the paying agent, the conversion agent (if other than the trustee) and each holder of notes. See “Description of the Notes—Optional Redemption.”

Fundamental change

If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100%

of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including our outstanding 2022 Notes);

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of March 31, 2020, our total consolidated indebtedness was $1,167.5 million, of which an aggregate of $345.0 million was senior unsecured indebtedness and an aggregate of $822.5 million was senior secured indebtedness. As of March 31, 2020, our subsidiaries had $130.7 million of indebtedness and other liabilities (including trade payables and lease liabilities, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) and $241.8 million of customer deposits held in restricted accounts (for which the subsidiaries held $241.3 million in restricted cash) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $1,467.5 million.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Use of proceeds	We estimate that the net proceeds from the sale of the notes in this offering will be approximately $293.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ over-allotment option to purchase additional notes in this offering is exercised in full, we estimate that the net proceeds from this offering will be approximately $337.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, concurrently with this convertible notes offering, we are offering $300,000,000 of our common stock (or $345,000,000 of our common stock if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement in an underwritten public offering.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, sales and marketing activities, research and development activities, general and administrative matters and capital expenditures. We may also use the net proceeds from this offering for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any material acquisitions or investments. See “Use of Proceeds.”

Book-entry form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. federal income tax consequences	For the material U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Material U.S. Federal Income Tax Considerations.”

Capped call transactions	In connection with the pricing of the notes, we expect to enter into capped call transactions (the “capped call transactions”) with one or more of the underwriters or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of notes and/or offset some or all of any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to the Notes—The capped call transactions may affect the value of the notes and our common stock” and “Underwriting—Capped Call Transactions.”

Nasdaq Global Select Market symbol for our common stock	Our common stock is listed on the Nasdaq under the symbol “RP.”

Trustee, paying agent and conversion agent	U.S. Bank National Association.

Concurrent common stock offering	Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering $300,000,000 of our common stock (or $345,000,000 of our common stock if the underwriters for the concurrent common stock offering exercise in full their option to purchase additional shares). The closing of this offering is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any shares of common stock being offered in the concurrent common stock offering. See “Concurrent Common Stock Offering.”

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves high degrees of significant risk. You should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, before you invest in the notes. If any of these risks actually materializes, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of the notes and our common stock could decline, and you may lose all or part of your investment.

Risks Related to COVID-19

The COVID-19 pandemic and its effects could adversely impact our business, results of operations, liquidity and financial condition, and the magnitude and timing of such impact is highly uncertain and difficult to predict.

Global health concerns from the COVID-19 pandemic and related government actions have caused significant disruption to the global economic environment. The pandemic has significantly increased economic uncertainty and reduced economic activity, including consumer and business spending, and leasing velocity within the rental housing industry. In response to the pandemic, government authorities have implemented numerous measures designed to contain the spread of the disease, including travel bans and restrictions, quarantines, shelter-in-place and lockdown orders, and business limitations and shutdowns. The extent to which the COVID-19 pandemic will impact our operations and financial condition will depend upon future developments which are uncertain and difficult to predict, including the scope, severity and duration of the pandemic and the success of the actions taken to contain the pandemic and mitigate its impact.

The COVID-19 pandemic is adversely impacting residents of rental properties and their ability or willingness to fully meet their obligations to our customers, which in turn may adversely impact our customers’ ability or willingness to meet their obligations to us or may cause them to otherwise seek modifications to their obligations to us. This could result in increases in uncollectible receivables or delays in payment to us by our customers. These conditions could also adversely affect the rate of overall technology spending and influence the timing of our customers’ and prospective customers’ technology purchasing and implementation decisions, which could adversely affect their ability or willingness to purchase our solutions, delay purchasing decisions, reduce the value or duration of subscriptions, negatively affect our renewal rates and churn, negatively affect certain of our products associated with leasing velocity such as but not limited to screening, renters insurance, and payments, or result in a decrease in the number of end users of our solutions or the transactions performed using our solutions, any of which could adversely affect our operating results and financial condition on a short-term or longer-term basis.

To support the health and wellbeing of our employees, customers, partners and communities and in compliance with governmental restrictive orders in the locations in which we have offices, a significant majority of our employees are currently working remotely. If we are not able to respond to and manage the impact on our business and financial results and related changes, our business, results of operations, liquidity and financial condition could be adversely impacted. Furthermore, remote work and the use of our business continuity plans over an extended period of time could impair or delay our ability to sell our solutions, adversely impact our product development and harm productivity and collaboration. We may also take further actions as may be required by government authorities or as we determine are in the best interests of our employees, customers and business partners which could further adversely impact our business.

Many of our customers and vendors are also working remotely, which may delay the timing of orders, implementations, or deliveries. The disruptions to our operations caused by the COVID-19 pandemic may result in inefficiencies, delays and additional costs in our product development, sales, marketing and customer service efforts that we cannot fully mitigate due to the current economic conditions or other unpredictable aspects of the pandemic on our customers and vendors.

The pandemic also raises the possibility of an extended global economic downturn, and there has been significant volatility in the financial markets. As a result, our results and financial condition could adversely be impacted even after the pandemic is mitigated or contained and governmental restrictions are suspended or terminated. For example, our customers may continue to experience economic pressures and we may be unable to collect receivables from customers impacted by COVID-19, or such customers may request alternative payment structures that could adversely impact our results. A decrease in orders in a given period could also negatively impact our revenues in future periods because a substantial portion of our services generate revenue recognized over time. Moreover, we may experience materially adverse impacts as a result of the global economic impact, including reduced spending, lower economic activity and weakened banking and financial systems.

Other factors related to the COVID-19 pandemic that may adversely impact our business operations include:

•	service interruptions or impaired system performance due to failures of or delays in our systems or resources;

•

the possibility that one or more clusters of COVID-19 cases could occur at one of our locations, data centers or other third-party providers, affecting our employees or affecting the systems or employees of our customers or other third parties on which we depend; or

•	challenges to our systems supporting our remote workforce, due to the higher demand on such systems and the hardware needed to support such working conditions.

There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole. The pandemic may have the effect of increasing the severity and likelihood of the risks listed or incorporated by reference in this prospectus supplement.

Our quarterly operating results have fluctuated in the past and may fluctuate in the future, which could cause our stock price to decline.

Our quarterly operating results may fluctuate as a result of a variety of factors, many of which are outside of our control. Fluctuations in our quarterly operating results may be due to a number of factors, including the risks and uncertainties discussed elsewhere in this prospectus supplement or incorporated by reference. Some of the important factors that could cause our revenues and operating results to fluctuate from quarter to quarter include:

•	the impact of the COVID-19 pandemic on our business, our customers, and the general economic impact of the pandemic in the short and longer term;

•	general economic, industry and market conditions in the rental housing industry that impact our current and potential clients, including the impact of the COVID-19 pandemic;

•	the extent to which on demand software solutions maintain market acceptance;

•	fluctuations in leasing activity by our clients;

•	our ability to timely introduce enhancements to our existing solutions and new solutions;

•

our ability to renew the use of our on demand solutions for units managed by our existing clients and to increase the use of our on demand solutions for the management of units by our existing and new clients;

•	changes in our pricing policies or those of our competitors or new competitors;

•	the variable nature of our sales and implementation cycles;

•	our ability to anticipate and adapt to external forces and the emergence of new technologies and products;

•	our ability to enter into new markets and capture additional market share;

•	our ability to integrate acquisitions in a cost-effective and timely manner;

•	the timing of revenue and expenses related to recent and potential acquisitions or dispositions of businesses or technologies;

•	changes in local economic, political and regulatory environments of our international operations including as a result of the COVID-19 pandemic;

•	the amount and timing of our investment in research and development activities;

•	technical difficulties, service interruptions, data or document losses or security breaches;

•	our ability to hire and retain qualified key personnel, including particular key positions in our sales force and IT department;

•

changes in the legal, regulatory or compliance environment related to the rental housing industry or the markets in which we operate, including without limitation changes related to fair credit reporting, payment processing, data protection and privacy, utility billing, insurance, the Internet and e-commerce, licensing, telemarketing, electronic communications, consumer protection, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Health Information Technology Economic and Clinical Health Act (“HITECH”), and state and local laws related to rent control or regulation;

•	the amount and timing of operating expenses and capital expenditures related to the expansion of our operations and infrastructure;

•	increase in the number or severity of insurance claims on policies sold by us;

•	litigation and settlement costs, including unforeseen costs;

•	new accounting pronouncements and changes in accounting standards or practices, particularly any affecting the recognition of subscription revenue or accounting for mergers and acquisitions; and

•	changes in tax policy in the United States and globally that affect the deductibility of certain expenses and how our profits are taxed.

Fluctuations in our quarterly operating results or guidance that we provide may lead analysts to change their long-term models for valuing our common stock, cause us to face short-term liquidity issues, impact our ability to retain or attract key personnel or cause other unanticipated issues, all of which could cause our stock price to decline. As a result of the potential variations in our quarterly revenue and operating results, we believe that quarter-to-quarter and year-to-date period comparisons of our revenues and operating results may not be meaningful and the results of any one quarter should not be relied upon as an indication of future performance.

Variability in our sales and activation cycles could result in fluctuations in our quarterly results of operations and cause our stock price to decline.

The sales and activation cycles for our solutions, from initial contact with a prospective client to contract execution and activation, vary widely by client and solution. We do not recognize revenue until the solution is activated. While most of our activations follow a set of standard procedures, a client’s priorities or other factors may delay activation and our ability to recognize revenue, which could result in fluctuations in our quarterly operating results. Additionally, certain of our products are offered in suites containing multiple solutions, resulting in additional fluctuation in activations depending on each client’s priorities and our own processes related to solutions included in the suite. The COVID-19 pandemic could also adversely affect the rate of technology spending and demand for our solutions, and delay or otherwise influence the timing of purchasing decisions and sales and activation cycles by our existing or prospective customers.

Economic trends that affect the rental housing market may have a negative effect on our business.

Our clients include a range of organizations whose success is closely linked to the rental housing market. Economic trends that negatively or positively affect the rental housing market or the impact of the COVID-19 pandemic may adversely affect our business. Instability or downturns affecting the rental housing market may have a material adverse effect on our business, prospects, financial condition and results of operations by:

•	decreasing demand for leasing and marketing solutions;

•	reducing the number of occupied sites and units on which we earn revenue;

•	preventing our clients from expanding their businesses and managing new properties;

•	causing our clients to reduce spending on our solutions;

•	subjecting us to increased pricing pressure in order to add new clients and retain existing clients;

•	causing our clients to switch to lower-priced solutions provided by our competitors or internally developed solutions;

•	delaying or preventing our collection of outstanding accounts receivable; and

•	causing payment processing losses related to an increase in client insolvency.

In addition, economic trends that reduce the frequency of renter turnover or the quantity of new renters may reduce the number of rental transactions completed by our clients and may, as a result, reduce demand for our rental, leasing or marketing transaction specific services. The economic effect of the COVID-19 pandemic on the rental housing industry could provide further pressure on our customers who rely upon residents for rental and other payments and leasing activity through which they earn revenue.

We may not be able to continue to add new clients and retain and increase sales to our existing clients, which could adversely affect our operating results.

Our revenue growth is dependent on our ability to continually attract new clients while retaining and expanding our service offerings to existing clients. Growth in the demand for our solutions may be inhibited and we may be unable to sustain growth in our sales for a number of reasons, including, but not limited to:

•	the economic effects of the COVID-19 pandemic upon our clients and their demand for our service offerings;

•	our failure to develop new or additional solutions;

•	our inability to market our solutions in a cost-effective manner to new clients or in new vertical or geographic markets;

•	our inability to expand our sales to existing clients;

•	our inability to build and promote our brand; and

•	perceived or actual security, integrity, reliability, quality or compatibility problems with our solutions.

A substantial amount of our past revenue growth was derived from purchases of upgrades and additional solutions by existing clients. Our costs associated with increasing revenue from existing clients are generally lower than costs associated with generating revenue from new clients. Therefore, a reduction in the rate of revenue increase from our existing clients, even if offset by an increase in revenue from new clients, could reduce our profitability and have a material adverse effect on our operating results.

Any disruption of service at our data centers or other facilities could interrupt or delay our clients’ access to our solutions, which could harm our operating results.

The ability of our clients to access our service is critical to our business. We host our products and services, support our operations and service our clients primarily from data centers in the Dallas, Texas area, but also from data centers located elsewhere in the United States and in Europe.

We may fail to provide such service as a result of numerous factors, many of which are beyond our control, including, without limitation: mechanical failure, power outage, the impact of the COVID-19 pandemic, human error, physical or electronic security breaches, war, terrorism and related conflicts or similar events worldwide, fire, earthquake, hurricane, flood and other natural disasters, sabotage and vandalism. We attempt to mitigate these risks at our Texas-based data centers and other facilities through various business continuity efforts, including: redundant infrastructure, 24 x 7 x 365 system activity monitoring, backup and recovery procedures, use of a secure off-site storage facility for backup media, separate test systems and rotation of management and system security measures, but our precautions may not protect against all potential problems. Disaster recovery procedures are in place to facilitate the recovery of our operations, products and services within the stated service level goals. Our secondary data center is equipped with physical space, power, storage and networking infrastructure and Internet connectivity to support the solutions we provide in the event of the interruption of services at our primary data center. Even with this secondary data center, however, our operations would be interrupted during the transition process should our primary data center experience a failure. Moreover, both our primary and secondary data centers are located in the greater metropolitan Dallas area. As a result, any regional disaster could affect both data centers and result in a material disruption of our services.

Problems at one or more of our data centers, whether or not within our control, could result in service disruptions or delays or loss or corruption of data or documents. This could damage our reputation, cause us to issue credits to clients, subject us to potential liability or costs related to defending against claims, or cause clients to terminate or elect not to renew their agreements, any of which could negatively impact our revenues and harm our operating results.

We provide service level commitments to our clients, and our failure to meet the stated service levels could significantly harm our revenue and our reputation.

Our client agreements provide that we maintain certain service level commitments to our clients relating primarily to product functionality, network uptime, critical infrastructure availability and hardware replacement. For example, our service level agreements generally require that our solutions are available 98% of the time during coverage hours (normally 6:00 a.m. though 10:00 p.m. Central time daily) 365 days per year (other than certain permitted exceptions such as maintenance). If we are unable to meet the stated service level commitments, we may be contractually obligated to provide clients with refunds or credits. Additionally, if we fail to meet our service level commitments a specified number of times within a given time frame or for a specified duration, our clients may terminate their agreements with us or extend the term of their agreements at no additional fee. As a result, a failure to deliver services for a relatively short duration could cause us to issue credits or refunds to a large number of affected clients or result in the loss of clients. In addition, we cannot assure that our clients will accept these credits, refunds, termination or extension rights in lieu of other legal remedies that may be available to them. Our failure to meet our commitments could also result in substantial client dissatisfaction or loss. Because of the loss of future revenues through the issuance of credits or the loss of clients or other potential liabilities, our revenue could be significantly impacted if we cannot meet our service level commitments to our clients. Although we were able to effectively service our customers and meet our service level obligations during the first quarter of 2020 after implementing the changes to our work environments as a result of the COVID-19 pandemic, including working from home in response to governmental orders and safety considerations related to our employees and customers, if we are not able to continue to respond to and manage these impacts and related changes, our business, results of operations, liquidity and financial condition could be adversely impacted.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, sales and marketing activities, research and development activities, general and administrative matters and capital expenditures. We may also use the net proceeds from this offering for acquisitions of, or investments in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any material acquisitions or investments. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our common stock to decline.

This offering is not contingent on the consummation of the concurrent common stock offering.

The consummation of this offering and the consummation of the concurrent common stock offering are not contingent upon one another. Accordingly, if you decide to purchase notes in this offering, you should be willing to do so whether or not we complete the concurrent common stock offering.

Risks Related to the Notes

The notes are structurally subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including our outstanding 2022 Notes); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of March 31, 2020, our total consolidated indebtedness was $1,167.5 million, of which an aggregate of $345.0 million was senior unsecured indebtedness and an aggregate of $822.5 million was senior secured indebtedness. As of March 31, 2020, our subsidiaries had $130.7 million of indebtedness and other liabilities (including trade payables and lease liabilities, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) and $241.8 million of customer deposits held in restricted accounts (for which the subsidiaries held $241.3 million in restricted cash) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $1,467.5 million.

The notes are our obligations only, yet certain of our operations are conducted through, and certain of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries, yet certain of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, may be affected by the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Our right to receive any assets of any of our subsidiaries upon such subsidiary’s bankruptcy, liquidation, or reorganization and, therefore, the ability of the holders of notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise. We advise holders of notes that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes and the 2022 Notes, or to make cash payments in connection with any conversions of the notes or the 2022 Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on favorable terms, which could result in a default on our debt obligations.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market has recently experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock has fluctuated and will likely fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement, including risks related to the impact of the COVID-19 pandemic, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. Our existing credit facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

Redemption may adversely affect your return on the notes.

We may not redeem the notes prior to May 20, 2023. We may redeem for cash all or part of the notes, at our option, on or after May 20, 2023 if the last reported price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See “Description of the Notes—Optional Redemption.”

We may not have the ability to raise the funds necessary to repurchase the notes or the outstanding 2022 Notes for cash upon a fundamental change or to settle for cash conversions of the notes or the outstanding 2022 Notes, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes or the outstanding 2022 Notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under “Description of the Notes—Conversion Rights—Settlement upon Conversion.” Our outstanding 2022 Notes contain similar provisions concerning the holders’ rights to require us to repurchase their 2022 Notes and to pay cash to settle conversions of their 2022 Notes. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes or 2022 Notes surrendered therefor or pay cash with respect to the notes or 2022 Notes being converted. In addition, our ability to repurchase the notes or 2022 Notes or to pay cash upon conversions of the notes or 2022 Notes may be limited by law, by regulatory authority or by agreements governing our indebtedness at the time of repurchase. Our failure to repurchase the notes or 2022 Notes at a time when the repurchase is required by the respective indenture or to pay any cash payable on future conversions of the notes or 2022 Notes as required by the respective indenture would constitute a default under the indenture for that series of convertible notes and could also lead to a default under the indenture for the other series of convertible notes. A default under either indenture or the fundamental change itself could lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or 2022 Notes or to make cash payments upon conversion of the notes or 2022 Notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of the Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes and the 2022 Notes, could have a material effect on our reported financial results.

Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of convertible debt instruments (such as the notes and the 2022 Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes and the 2022 Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes and the 2022 Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes and the 2022 Notes to their face amount over the respective terms of the notes and the 2022 Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes and the 2022 Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes or the 2022 Notes are not included in the calculation of diluted earnings per share except to the extent that the respective conversion values of the notes and the 2022 Notes exceeds their respective principal amounts. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued.

In July 2019, the FASB issued an exposure draft that proposes to change the accounting for the convertible debt instruments described above. Under the current exposure draft, an issuer would no longer be required to separately account for the liability and equity components of convertible debt instruments. Instead, an issuer would account for these securities as a single unit of account, unless the conversion feature meets the criteria to be considered a derivative that must be bifurcated and accounted for separately. If the exposure draft is adopted in its current form, this could have the impact of reducing non-cash interest expense, and thereby increasing net income. Additionally, as currently proposed, the treasury stock method for calculating earnings per share would no longer be allowed for convertible debt instruments. Instead, the if-converted method would be required and instruments that may be settled in cash or shares would have the presumption of share settlement, which could decrease our diluted weighted-average earnings per share. We cannot be sure that this exposure draft will be issued, or will be issued in its current format. We also cannot be sure whether other changes may be made to the current accounting standards related to the notes, or otherwise, that could have an adverse impact on our financial statements.

Future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, upon conversion of the 2022 Notes, upon conversion of the notes offered hereby and upon exercise of the warrants in the warrant transactions we entered into in connection with the offering of the 2022 Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding February 15, 2025, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a

40 trading day observation period. As described under “Description of the Notes—Conversion Rights—Settlement upon Conversion,” this period would be (i) subject to clause (ii), if the relevant conversion date occurs prior to February 15, 2025, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “Description of the Notes—Optional Redemption” and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after February 15, 2025, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of the Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or during a Redemption Period” and “Description of the Notes—Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or during a redemption period (as defined below), as the case may be. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date (as defined below), as the case may be, and the price paid (or deemed to be paid) per share of our common stock in such transaction or with respect to such redemption, as the case may be, as described below under “Description of the Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period, as the case may be, may not adequately compensate you for any lost value of your notes as a result of such transaction or during the relevant redemption period, as the case may be. In addition, if the price per share of our common stock paid (or deemed paid) in the transaction or in connection with the relevant redemption, as the case may be, is greater than $                 per share or less than $                 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed                 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes will be adjusted in certain circumstances, as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustment,” “Description of the Notes—Conversion Rights— Recapitalizations, Reclassifications and Changes of Our Common Stock,” and “Description of the Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon a make-whole fundamental change or notice of redemption) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, you generally will be deemed to have received a distribution even if you do not receive any cash or property as a result of such adjustment. If you are a non-United States holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax currently at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations.”

Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes—Book-entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

The capped call transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset some or all of any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transactions fail to become effective, whether or not this offering of notes is completed, the option counterparties may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The capped call transactions are separate transactions entered into between us and the option counterparties, are not part of the terms of the notes and will not affect the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

The existing convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the issuance of the 2022 Notes, we entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) and warrant transactions (the “existing warrant transactions” and, together with the existing convertible note hedge transactions, the “existing call spread transactions”) with certain financial institutions (the “existing option counterparties”).

The existing option counterparties or their respective affiliates may modify their hedge positions with respect to the existing call spread transactions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the notes offered hereby (and are likely to do so during any observation period related to a conversion of the 2022 Notes), which activity could coincide with an observation period related to a conversion of the notes offered hereby. This activity could cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties are financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transactions with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in this prospectus supplement, the accompanying prospectus, in any free writing prospectus we may authorize for use in connection with this offering, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission, or SEC.

Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. You should read this document completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Forward-looking statements may include, but are not limited to, statements about:

•	the impact of the COVID-19 pandemic on our business, our customers, and the general economic impact of the pandemic in the short and longer term;

•	our ability to develop or acquire new and enhanced products that achieve market acceptance in a timely manner;

•	our ability to maintain our growth amid fluctuations over time in our sales cycle, client base and revenues;

•

our expectations regarding the benefits, financial performance and integration of recently-acquired businesses and our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	our research and development efforts and our ability to achieve market acceptance of our new technologies and products;

•	our ability to maintain, develop and protect our intellectual property;

•	our ability to retain key employees;

•	our ability to protect client data and our ability to prevent breaches of our software or client data;

•	our dependency on third party hardware and software providers;

•	our ability to defend ourselves in litigation;

•	our dependency on key customers and our ability to retain customers at historical levels;

•	our ability to forecast and respond to trends in our industry;

•	our anticipated completion of the concurrent common stock offering; and

•	our anticipated use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “aspires,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or “would,” or similar expressions and the negatives of those terms. These statements reflect our current views with respect to future events, are based on assumptions and are subject to known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, in any free writing prospectus we may authorize for use in connection with a specific offering, in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents that are incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $293.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ over-allotment option to purchase additional notes in this offering is exercised in full, we estimate that the net proceeds from this offering will be approximately $337.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, concurrently with this convertible notes offering, we are offering $300,000,000 of our common stock (or $345,000,000 of our common stock if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement in an underwritten public offering.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, sales and marketing activities, research and development activities, general and administrative matters and capital expenditures. We may also use the net proceeds from this offering for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any material acquisitions or investments. We will have broad discretion over the uses of the net proceeds from this offering and our concurrent common stock offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending these uses, we plan to invest the net proceeds that we receive in this offering in short-term interest-bearing obligations, investment-grade investments, commercial paper, certificates of deposit, or direct or guaranteed obligations of the U.S. government, among others, provided that these investments are made so that we remain in compliance with the Investment Company Act of 1940.

MARKET INFORMATION

Our common stock is traded on the Nasdaq under the symbol “RP.” At March 31, 2020, there were approximately 315 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, the number of record holders of our shares is not indicative of the total number of stockholders.

DIVIDEND POLICY

We have neither declared nor paid any cash dividends on our common stock in recent fiscal years. We do not expect to pay cash dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our earnings will be used for the operation and growth of the business. Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations; financial condition and liquidity requirements; restrictions that may be imposed by applicable law and our contracts; and other factors deemed relevant by our board of directors. Additionally, our secured credit facility contains customary covenants, subject in each case to customary exceptions and qualifications. Included in these covenants is a restriction which prevents us from paying dividends and making other distributions on our capital stock.

DESCRIPTION OF THE NOTES

We will issue the notes under the base indenture dated as of May                 , 2020 between us and U.S. Bank National Association, as supplemented by a supplemental indenture, to be dated the date of the initial issuance of the notes, with respect to the notes. In this section, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to RealPage, Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $300.0 million (or $345.0 million if the underwriters’ over-allotment option is exercised in full);

•	bear cash interest from May , 2020 at an annual rate of % payable on May 15 and November 15 of each year, beginning on November 15, 2020;

•

be subject to redemption at our option, in whole or in part, on or after May 20, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•

be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on May 15, 2025, unless earlier converted, redeemed or repurchased;

•	be issued in minimum denominations of $1,000 and multiples of $1,000; and

•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of                  shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below and we will not adjust the conversion rate for any accrued or unpaid interest.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us or any of our subsidiaries from paying dividends or issuing or repurchasing our other securities or repaying indebtedness. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes or, if applicable, restrictions on transfer of additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have a separate CUSIP number.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.001 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment at maturity, redemption, repurchase upon a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), registration of transfer or exchange or conversion, if surrendered to us (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled except as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to, or consent of, the holders of the notes.

We may, at our option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the trustee for cancellation any notes that we may repurchase, in the case of a reissuance or resale, so long as such notes do not constitute restricted securities (within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended) upon such reissuance or resale. Any notes that we may repurchase will be considered outstanding for all purposes under the indenture (other than, at any time when such notes are held by us, any of our subsidiaries or our affiliates or any subsidiary of any of such affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture) unless and until such time we surrender them to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay (or cause the paying agent to pay) the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds by wire transfer to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office in the contiguous United States of America as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall provide the requisite information to make such wire transfer and shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. Any transfer or exchange of beneficial interests in a note in global form will be subject to the applicable procedures of DTC.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of         % per year until maturity. Interest on the notes will accrue from May 15, 2020 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020.

Interest will be paid to the person in whose name a note is registered at the close of business on May 1 or November 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled interest payment date, redemption date, maturity date or required repurchase date and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including the outstanding 2022 Notes;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of March 31, 2020, our total consolidated indebtedness was $1,167.5 million, of which an aggregate of $345.0 million was senior unsecured indebtedness and an aggregate of $822.5 million was senior secured indebtedness. As of March 31, 2020, our subsidiaries had $130.7 million of indebtedness and other liabilities (including trade payables and lease liabilities, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) and $241.8 million of customer deposits held in restricted accounts (for which the subsidiaries held $241.3 million in restricted cash) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $1,467.5 million.

A portion of our operations is conducted through our subsidiaries. The notes will not be guaranteed by any of our current or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to receive any assets of any of our subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization, and, therefore, the rights of the holders of notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party.

We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the notes or the outstanding 2022 Notes for cash upon a fundamental change or to settle for cash conversions of the notes or the outstanding 2022 Notes, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes or the outstanding 2022 Notes.”

Optional Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to May 20, 2023, the notes will not be redeemable. On or after May 20, 2023, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption (a “redemption notice date”). In the case of any optional redemption, we will provide not less than 50 nor more than 65 scheduled trading days’ notice before the redemption date to the trustee, the paying agent, the conversion agent (if other than the trustee) and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 41st scheduled trading day immediately preceding the maturity date.

With respect to any notes that are converted during a redemption period as described under “—Conversion Rights—General,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

If we decide to redeem fewer than all of the outstanding notes, the notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of notes represented by a global note,

or, in the case of notes in certificated form, the trustee shall select by lot, on a pro rata basis, or in such other manner as it shall deem appropriate and fair, notes to be redeemed in whole or in part.

If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding February 15, 2025, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Notice of Redemption,” “—Conversion upon Satisfaction of Trading Price Condition,” and “—Conversion upon Specified Corporate Events.” On or after February 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate will initially be                  shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                 per share of common stock). The conversion rate is subject to adjustment if certain events occur. The conversion price at any given time will be computed dividing $1,000 by the applicable conversion rate at the time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If we call notes for redemption, a holder of notes called for redemption may convert all or any portion of such notes on account of such notice of redemption only until the close of business on the second scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for).

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and we will not adjust the conversion rate for any accrued and unpaid interest on any convertible note. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the corresponding interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the close of business on the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date in cash regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding February 15, 2025, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

Except for the purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq or, if our common stock (or such other security) is not then listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding February 15, 2025, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day (the “trading price condition”).

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m.    , New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If, on any date, the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes on such date from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine such trading price) unless a holder of at least $2,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will (i) instruct the three independent nationally recognized securities dealers to deliver bids to the bid solicitation agent and (ii) instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. We will determine the trading price in accordance with the bids solicited by the bid solicitation agent. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in accordance with the provisions of the indenture. Any such determination by us will be conclusive absent manifest error. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in accordance with the provisions of the indenture that the trading price condition is no longer met and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again until another qualifying request is made as provided above.

We will initially act as the bid solicitation agent.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, holders may convert all or any portion of their notes called for redemption at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of such redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.

If we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” and the holder of any note (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 41st scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such partial redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second scheduled trading day prior to such redemption date, unless we default in the payment of the redemption price, in which case such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, until the redemption price has been paid or duly provided for, and each such conversion will be deemed to be of a note called for redemption.

If a holder elects to convert notes called for redemption from, and including, the redemption notice date until the close of business on the second scheduled trading day immediately preceding the related redemption date (any such period, a “redemption period”), we will, under certain circumstances, increase the conversion rate for such notes as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” Accordingly, if we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate on account of the notice of redemption for conversions of such notes during the related redemption period if such notes are otherwise convertible, except in the limited circumstances set forth in the immediately preceding paragraph.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding February 15, 2025, we elect to:

•

issue to all or substantially all holders of our common stock any rights, options or warrants (other than a distribution of rights pursuant to a stockholder rights plan where such rights have not separated from our common stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by us in good faith, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) at least 50 scheduled trading days prior to the ex-dividend date (as defined below) for such issuance or distribution (or, if later in the case any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Holders of the notes may not exercise this conversion right if they participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described above without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If a (i) transaction or event that constitutes (x) a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or (y) a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period”) occurs prior to the close of business on the business day immediately preceding February 15, 2025, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or (ii) if we are a party to share exchange event (as defined under “—Recapitalization, Reclassification and Changes to our Common Stock)) (other than a share exchange event that is solely for the purpose of changing our jurisdiction of incorporation that (x) does not constitute a fundamental change or a make-whole fundamental change and (y) results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity and such common stock becomes reference property for the notes) that occurs prior to the close of business on the business day immediately preceding February 15, 2025 (each such fundamental change, make-whole fundamental change or share exchange event, a “corporate event”), all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the effective date of such corporate event until the earlier of (x) 35 trading days after the effective date of such corporate event or, if such corporate event also constitutes a fundamental change, until the close of business on the business day immediately preceding the related fundamental change repurchase date and (y) the business day immediately preceding the maturity date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing no later than the actual effective date of such corporate event.

Conversions on or After February 15, 2025

On or after February 15, 2025, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date, and all conversions for which the relevant conversion date occurs on or after February 15, 2025 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date and any conversions for which the relevant conversion date occurs on or after February 15, 2025, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) after the date of issuance of a notice of redemption as described under “—Optional Redemption” and prior to the related redemption date, in such notice of redemption or (ii) on or after February 15, 2025, no later than the close of business on the business day immediately preceding February 15, 2025). If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect cash settlement or physical settlement for such conversion or during such redemption period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions of the notes through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

By notice to holders of the notes, the trustee and the conversion agent (if other than the trustee) we may, prior to February 15, 2025, at our option, irrevocably elect to satisfy our conversion obligation with respect to the notes through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000 for all conversion dates occurring subsequent to delivery of such notice.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes (or specified portions thereof to the extent permitted thereby) so surrendered.

The “daily settlement amount,” for each of the 40 consecutive trading days during the observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 40 consecutive trading days during the observation period, 1/40th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 40 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to February 15, 2025, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and

•

if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “—Optional Redemption” and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after February 15, 2025, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the Nasdaq or, if our common stock is not then listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts traded on any U.S. exchange relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date), or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)

If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination), as applicable; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•	except as otherwise described below, rights issued pursuant to a stockholder rights plan of ours;

•	distributions of reference property in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock;” and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =	the conversion rate in effect immediately after the end of the valuation period;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period. If the distribution constituting the spin-off is not so paid or made, the conversion rate shall be decreased to the conversation rate that would be in effect if such distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer).

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

If we are obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. The amount of any tax required to be withheld in respect of such distribution (including in the case of backup withholding) may be withheld from subsequent payments or distributions otherwise payable on those notes (or the issuance of shares of common stock upon conversion of the notes). For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S.Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of shares of our Class A common stock at a price below the conversion price or otherwise, other than issuances described in clauses (1), (2), (3) or (5) above;

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

•

upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy back transaction (including, without limitation, through any structured or derivative transactions such as accelerated share repurchase derivatives or similar forward derivatives) that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

We will not adjust the applicable conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment to such conversion rate that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made where the aggregate of all such carried-forward adjustments equals or exceeds 1% of the conversion rate and regardless of whether the aggregate adjustment is less than 1% of the applicable conversion rate, (w) on the conversion date for any notes (in the case of physical settlement), (x) on each trading day of any observation period with respect to any notes (in the case of cash settlement or combination settlement), (y) on any redemption notice date or (z) on the effective date of any fundamental change and/or make-whole fundamental change. Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at the effective time of the transaction , we or the successor or acquiring corporation, as the case may be, will execute with the trustee a supplemental indenture, without the consent of holders, providing that at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event. However, at and after the effective time of the share exchange event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such share exchange event, and such other company is party to the transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we, acting in good faith, reasonably consider necessary by reason of the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining “stock price” for purposes of a make-whole fundamental change or notice of redemption), we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period

If (i) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes or (ii) we give a notice of redemption with respect to any or all of the notes as provided for under “—Optional Redemption” and, in each case, a holder elects to convert its notes in connection with such make-whole fundamental change or during the related redemption period, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 40th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).

For the avoidance of doubt, if we issue a notice of redemption as set forth under “—Option Redemption,” we will increase the conversion rate during the related redemption period only with respect to conversions of notes called (or deemed called) for redemption, and not for notes not called for redemption. Accordingly, if we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate for conversions of such notes on account of the notice of redemption during the related redemption period if such notes are otherwise convertible, except in the limited circumstances set forth under “—Conversion upon Notice of Redemption.”

Upon surrender of notes for conversion in connection with a make-whole fundamental change or during a redemption period, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the effective date of any make-whole fundamental change and issue a press release or publish a notice containing this information on our website announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the redemption notice date, as the case may be (in each case, the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or with respect to the notice of redemption, as the case may be. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price for such make-whole fundamental change will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date. If a conversion during a redemption period would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this provision.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
May , 2020
May 15, 2021
May 15, 2021
May 15, 2023
May 15, 2024
May 15, 2025

The exact stock prices and effective dates may not be set forth in the table above, in which case

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $                 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed                  shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption, as the case may be, could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to surrender, on or prior to the trading day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such notes, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, that would otherwise be due upon conversion as described above under “—Conversion Rights—Settlement Upon Conversion” or such other amount agreed to by the holder and the designated financial institution(s). If we make an exchange election, we will, by the close of business on the trading day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election, and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated financial institution(s) agree(s) to accept any notes for exchange but do(es) not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution(s) do(es) not accept the notes for exchange, we will pay and/or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time prior to maturity, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding,

the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs prior to maturity:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock; provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision, a combination or a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions relative to each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock or other common equity of a corporation that are listed or quoted on any of The New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”) becomes reference property for the notes.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) of such definition (without giving effect to the proviso to clause (2)) shall be deemed a fundamental change solely under clause (2) of such definition (subject to the proviso to clause (2)).

Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate;

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with applicable DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal received by the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes (which must be a multiple of $1,000);

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice (which must be a multiple of $1,000).

If the notes are not in certificated form, such notice of withdrawal must comply with applicable DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required by applicable law:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture. To the extent that the provisions of any securities laws or regulations enacted after the date we initially issue the notes conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the notes or the outstanding 2022 Notes for cash upon a fundamental change or to settle for cash conversions of the notes or the outstanding 2022 Notes, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes or the outstanding 2022 Notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, to another person (other than any such sale, conveyance, transfer or lease to one or more of our direct or indirect wholly-owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and (iii) we, or if we are not the resulting, surviving or transferee person, the resulting, surviving or transferee person, shall have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the indenture and that such supplemental indenture is authorized or permitted by the indenture and an opinion of counsel stating that the supplemental indenture is the valid and binding obligation of the surviving person, subject to customary exceptions. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of “all or substantially all” of the consolidated assets of us and our subsidiaries. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, whether a sale, conveyance, transfer or lease of less than all of the consolidated assets of us and our subsidiaries, taken as a whole, constitutes a sale, conveyance, transfer or lease of “all or substantially all” may be uncertain.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the notes:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure is not cured within three business days;

(4) our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” notice of a make-whole fundamental change as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period,” or notice of a corporate event as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due and such failure is not cured within two business days;

(5) our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(6) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7) default by us or any of our “significant subsidiaries” with respect to any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such “significant subsidiary,” whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise (together with any interest then due and payable) and in the case of clauses (i) and (ii), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to us from the trustee or to us and the trustee from holders of at least 25% in aggregate principal amount of notes then outstanding in accordance with the indenture; and

(8) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries as defined below).

For purposes of clause (7) and (8), the term “significant subsidiary” has the meaning set forth in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the SEC (or any successor rule); provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, in each case as such rule is in effect on the first original issue date of the notes offered hereby, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $35,000,000 (with such amount calculated pursuant to Rule 1-02(w) as in effect on the first original issuance date of the notes offered hereby). For the avoidance of doubt, for purposes of this definition, to the extent any such subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such subsidiary shall not be deemed to be a “significant subsidiary” under the indenture irrespective of whether such subsidiary would otherwise be deemed to be a “significant subsidiary” after giving effect to the proviso in the immediately preceding sentence.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall (subject to receipt by the trustee of indemnity or security satisfactory to it), declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default under the indenture relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to: (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the date on which such event of default first occurs and ending on the earlier of (x) the date on which such event of default is cured or validly waived in accordance with the indenture and (y) the 180th day immediately following, and including, the date on which such event of default first occurs and (ii) if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurs 0.50% per annum of the principal amount of notes outstanding for each day during the period beginning on, and including, the 181st day ending on the earlier of (x) the date on which the event of default is cured or validly waived in accordance with the indenture and (y) the 360th day immediately following, and including, the date on which such event of default first occurs.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above.

The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent in writing of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to any continuing defaults relating to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided, that no notice is required if the event that would constitute a default under the indenture has been cured or waived before the date we are required to deliver such notice.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the stated time for payment of interest on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) make any change that adversely affects the conversion rights of any note other than as permitted or required by the indenture;

(5) reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) make any note payable in money, or at a place of payment, other than that stated in the note;

(7) change the ranking of the notes; or

(8) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture or the notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of our obligations under the indenture;

(3) add guarantees with respect to the notes;

(4) secure the notes;

(5) add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6) make any change that does not adversely affect the rights of any holder;

(7) increase the conversion rate as provided in the indenture;

(8) irrevocably elect a settlement method and/or specified dollar amount (or a minimum specified dollar amount) or eliminate our right to elect a settlement method;

(9) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(10) provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(11) in connection with any share exchange event described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(12) provide for the issuance of additional notes as permitted by the indenture;

(13) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any holders; or

(14) conform the provisions of the indenture or the notes to any provision of the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders (with a copy to the trustee), or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the redemption price, the stock price, the last reported sale prices of our common stock, the trading price of the notes (for purposes of determining whether they are convertible as described herein) the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes, any additional interest on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, the paying agent and the conversion agent, and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters, the trustee or any agent of the foregoing are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Upon receipt by the trustee or any paying agent of principal and interest from us, payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF THE CAPPED CALL TRANSACTIONS

In connection with the pricing of the notes, we expect to enter into capped call transactions with one or more of the option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties. We cannot assure you that the capped call transactions will be completed.

The capped call transactions are expected generally to reduce the potential dilution to our common stock upon conversion of the notes and/or offset some or all of any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments to the option counterparties upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, the number of shares of our common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap exceeds the strike price of the capped call transactions.

The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting—Capped Call Transactions” and “Risk Factors—Risks Related to the Notes—The capped call transactions may affect the value of the notes and our common stock.”

DESCRIPTION OF COMMON STOCK

For a summary of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, please refer to Description of the Registrant’s Securities, filed as Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, which is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been previously filed with the SEC, and applicable provisions of Delaware law.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this convertible notes offering, we are offering $300,000,000 of our common stock (or $345,000,000 of our common stock if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement in an underwritten public offering. However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. This convertible notes offering is not contingent upon the closing of our concurrent common stock offering and our concurrent common stock offering is not contingent upon the closing of this convertible notes offering. We cannot assure you that our common stock offering will be completed.

Assuming no exercise of the underwriters’ option to purchase additional shares of common stock, we estimate that the net proceeds of the common stock offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $289.7 million.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents, the current portion of our long-term debt and our total capitalization as of March 31, 2020:

•	on an actual basis;

•

on an as-adjusted basis to give effect to this offering of notes (assuming the underwriters do not exercise their over-allotment option to purchase additional notes) after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the net proceeds from this offering as described in “Use of Proceeds”; and

•

on an as-further-adjusted basis to give effect to the sale of the shares in the concurrent common stock offering (assuming the underwriters do not exercise their option to purchase additional shares), based on the assumed public offering price of $64.23 per share (which was the last reported sale price of our common stock on May 15, 2020) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	As of March 31, 2020
	Actual	As Adjusted for this Offering	As Further Adjusted for this Offering and the Concurrent Common Stock Offering
	(unaudited) (in thousands, except per share data)
Cash and cash equivalents(1)	$184,309	$	$

Current portion of term loans	22,500
Long-term debt:
Revolving credit facility	230,000
Term loans, net	567,942
1.50% Convertible Senior Notes due 2022, net(2)	308,389
% Convertible Senior Notes due 2025 offered hereby(3)	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and no shares issued and outstanding, actual; no shares issued and outstanding, as adjusted and as further adjusted	—
Common stock, $0.001 par value: 250,000,000 shares authorized, 96,288,420 shares issued and 96,277,515 shares outstanding, actual; shares issued and outstanding, as adjusted and as further adjusted	96
Additional paid-in capital(4)	1,199,209
Treasury stock, at cost: 10,905 shares, actual, as adjusted and as further adjusted	(104)
Accumulated deficit	(2,090)
Accumulated other comprehensive loss	(6,268)

Total stockholders’ equity	1,190,843

Total capitalization	$2,297,174	$	$

(1)

Cash and cash equivalents, actual, as adjusted and as further adjusted, excludes $241.3 million in restricted cash, which consist of cash primarily collected from tenants that will be remitted to our clients.

(2)

In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. The amount shown in the table above for the 1.50% Convertible Senior Notes due 2022 reflects the carrying value as of March 31, 2020. ASC 470-20 does not affect the actual amount that we are required to repay. We had

$345.0 million in aggregate principal amount of our 1.50% Convertible Senior Notes due 2022 outstanding as of March 31, 2020.
(3)

Reflects on an as-further-adjusted basis the issuance of $300.0 million aggregate principal amount of         % Convertible Senior Notes due 2025 offered hereby. In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown above for the notes offered hereby is the aggregate principal amount of the notes without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in additional paid-in capital on our condensed consolidated balance sheet.

(4)

The issuance of the notes (after giving effect to the application of ASC 470-20 as described in footnote (1) above) will result in an increase to additional paid-in capital and, therefore, an increase in total stockholders’ equity and total capitalization. However, amounts shown in the table above do not reflect the application of ASC 470-20 to the notes. Additionally, additional paid-in capital and, therefore, total stockholders’ equity and total capitalization, do not reflect the reduction from the cost of the capped call transactions.

The number of shares of common stock to be outstanding after this offering is based on 96,277,515 shares of common stock outstanding as of March 31, 2020, and excludes:

•	880,841 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2020, with a weighted-average exercise price of $20.72 per share;

•

2,990,946 shares of common stock reserved for future issuance under our existing equity incentive plans and an additional 6,000,000 shares of common stock that will be reserved for future issuance if our stockholders approve the RealPage, Inc. 2020 Equity Incentive Plan at our 2020 Annual Meeting of Stockholders;

•	the shares of common stock to be reserved for issuance upon conversion of the notes being offered by us in this offering; and

•

the shares of common stock reserved for issuance upon conversion of our 1.50% Convertible Senior Notes due 2022 and the warrant transactions entered into in connection with the issuance of those notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of material U.S. federal income tax considerations relating to the ownership, disposition, and conversion of the notes as well as the ownership and disposition of the common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning, disposing of or converting the notes or holding or disposing of the common stock into which the notes may be converted. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), and that hold the notes and common stock as “capital assets” for U.S. federal income tax purposes (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and other pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, persons deemed to sell notes or common stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals for U.S. federal income tax purposes with respect to the notes to their financial statements). Finally, the summary does not address the potential application of the tax on net investment income imposed by Section 1411 of the Code, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state, or local laws.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) it is subject to the primary supervision of a U.S. court and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning, converting, and disposing of such note or common stock.

U.S. Holders

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by at least a de minimis amount (as defined in the applicable Treasury regulations), the holder will be required to include such excess in income as “original issue discount” over the term of the instrument on a constant yield to maturity basis, irrespective of the holder’s regular method of tax accounting. We expect, and the rest of this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Additional Interest

We may be required, in certain circumstances, to make payments of additional interest to holders of the notes under the circumstances described under “Description of Notes—Events of Default” above. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest will not subject the notes to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount, and character of income with respect to the notes). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments subject to such rules. If, contrary to our expectations, we pay additional interest, although it is not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the notes, U.S. holders should consult their tax advisors regarding the treatment of such amounts.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into shares of our common stock, or into cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “—U.S. Holders—Conversion of Notes” below). The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income for U.S. federal income tax purposes. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Exchange in Lieu of Conversion

If a U.S. holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the notes and delivers cash, shares of our common stock, or a combination of cash and shares of our common stock for the notes, as described under “Description of Notes—Exchange in Lieu of Conversion” above, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under “—U.S. Holders—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes.” In such case, a U.S. holder’s tax basis in any shares of our common stock received will equal the fair market value of the stock on the date of the exchange, and the holder’s holding period in the shares of our common stock received will begin the day after the date of the exchange.

Conversion of Notes

If a U.S. holder receives solely cash upon conversion of a note, the U.S. holder generally will be subject to the rules described under “—U.S. Holders—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes” above, subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or notice of redemption may be treated as a taxable stock dividend.

If a U.S. holder receives solely shares of our common stock (and cash in lieu of a fractional share) upon conversion of a note, the U.S. holder generally will not recognize any income, gain, or loss, except with respect to (i) cash received in lieu of a fractional share of common stock and (ii) the fair market value of any common stock attributable to accrued and unpaid interest (which will be treated as described above in the section titled “—Payments of Interest”), subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or notice of redemption may be treated as a taxable stock dividend. The U.S. holder’s aggregate tax basis in the common stock (including any fractional share for which cash is paid but excluding shares attributable to accrued and unpaid interest, the tax basis of adjusted that was converted which will equal their fair market) will equal the U.S. holder’s adjusted tax basis in the note that was converted. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the note. A U.S. holder’s tax basis and holding period in common stock attributable to accrued but unpaid interest is discussed in greater detail below.

If a U.S. holder receives a combination of cash and shares of our common stock upon conversion of a note, the tax consequences are not entirely clear. If the note constitutes a “security” for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In general, the treatment of such a conversion will depend on whether the conversion is treated as a recapitalization (which requires that a note be treated as a security for U.S. federal income tax purposes) or alternatively as a conversion of a portion of the note into common stock and a taxable sale of a portion of the note for cash.

The term “security” is not defined in the Code or in the Treasury Regulations and has not been clearly defined by judicial decisions. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years may not be treated as “securities.” In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. We intend to take the position for U.S. federal income tax purposes that the notes are “securities” and that the conversion of a note into a combination of cash and shares of our common stock is treated as a recapitalization, although there can be no assurances in this regard.

If the note is a “security” and the conversion is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder would not be permitted to recognize loss but would be required to recognize some or all of the U.S. holder’s gain, if any. The amount of gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder’s adjusted tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest).

Subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or notice of redemption may be treated as a taxable stock dividend, the gain recognized by a U.S. holder upon conversion of a note will be generally long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate U.S. holders currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note. A U.S. holder’s tax basis and holding period in common stock attributable to accrued but unpaid interest is discussed in greater detail below.

Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as, in part, a payment in redemption for cash of a portion of the note and, in part, a conversion of a portion of the note into common stock. In such case, a U.S. holder’s aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis (based on relative fair market values). The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s tax basis in the portion of the note treated as redeemed, subject to the discussion under

“—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with make-whole fundamental change or notice of redemption may be treated as a taxable stock dividend. See “—U.S. Holders—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes” above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with make-whole fundamental change or notice of redemption may be treated as a taxable stock dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder’s tax basis in the common stock (including any fractional share for which cash is paid but excluding shares attributable to accrued interest). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received and that portion of the holder’s tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the notes have been held for more than one year.

Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder for U.S. federal income tax purposes will be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after the date of conversion.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights—General,” should consult its tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, as described under “Description of Notes—Conversion of Notes—Recapitalizations, Reclassifications, and Changes of Our Common Stock” or “Description of Notes—Consolidation, Merger and Sale of Assets,” above, the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such corporate transaction had the notes been converted into our common stock immediately prior to such corporate transaction, except that such holders will not be entitled to receive make-whole shares in connection with such corporate transactions unless such notes are converted in connection with the relevant make-whole fundamental change. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Distributions

Although the payment of dividends is not expected in the foreseeable future, if, after a U.S. holder acquires any of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend and will be includible in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long term capital gains, provided that certain holding period requirements are met.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of notes may be treated as though they received a taxable distribution even though they receive no cash. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our stockholders. The adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change or notice of redemption, as described under “Description of Notes—Conversion of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” above, also may be treated as a taxable constructive stock distribution. If an event occurs that dilutes the interests of stockholders or increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable constructive stock distribution to holders of the notes. Not all changes in the conversion rate that result in holders of notes receiving more common stock on conversion, however, increase such holders’ proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Any taxable constructive stock distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property even though the holder has not received any cash or property as a result of such adjustment to the conversion rate. It would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder’s investment in its note or common stock (as the case may be) or as capital gain. See “—U.S. Holders—Distributions” above. U.S. holders should consult their tax advisors regarding whether any taxable constructive stock dividends would be eligible for the dividends received deduction or reduced rates described in the previous paragraph, as the requisite applicable holding periods might not be considered to be satisfied.

We are currently required to report the amount of any constructive distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has released proposed regulations addressing the amount and timing of constructive distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any constructive distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for constructive distributions occurring on or after the date of adoption, but beneficial owners of notes and withholding agents may rely on them prior to that date under certain circumstances.

U.S. holders should consult their own tax advisor regarding the U.S. federal income tax consequences of any adjustment (or the absence of any adjustment) to the conversion rate and any resulting deemed distributions.

Sale, Exchange, or Other Taxable Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, or other taxable disposition of common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale, exchange, or other taxable disposition of common stock will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Subject to the discussion below under (“—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”), payments of interest to non-U.S. holders that do not otherwise qualify for the “portfolio interest” exemption or that are not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder are subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor.

Provided a non-U.S. holder does not fall within any of the specified categories below, payments of interest on the notes to most non-U.S. holders will, however, qualify as “portfolio interest,” and thus, subject to the discussion below regarding FATCA, will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•

is a “controlled foreign corporation” (generally, a foreign corporation where more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each own, actually or constructively, at least 10% of the vote or value of such corporation’s stock) that is related, directly or indirectly, to us through stock ownership;

•

is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected (see the discussion under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” below); or

•	is a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code.

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of applicable income tax treaty and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, Exchange, Redemption, Conversion, or Other Disposition of Notes or Common Stock

Subject to the discussions below regarding backup withholding and legislation regarding foreign accounts, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion, or other disposition of notes or common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under “—Non-U.S. Holders—Taxation of Interest” above), unless:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption, or other disposition of common stock or notes by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption or other disposition (or, if shorter, the non-U.S. holder’s holding period for the common stock or notes disposed of), a “U.S. real property holding corporation” (“USRPHC”). In general, we would be a USRPHC if U.S. real property interests comprised at least 50% of the fair market value of our worldwide, real property and other business assets. We believe that we currently are not, and do not expect to become in the future, a USRPHC.

Dividends and Constructive Dividends

Subject to the discussion below under (“—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”), dividends paid to a non-U.S. holder on any common stock received on conversion of a note, and any taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “—U.S. Holders—Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business.”

We are currently required to report the amount of any constructive distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has released proposed regulations addressing the amount and timing of constructive distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any constructive distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for constructive distributions occurring on or after the date of adoption, but beneficial owners of notes and withholding agents may rely on them prior to that date under certain circumstances.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership, disposition and conversion of notes and ownership and disposition of common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business for U.S. federal income tax purposes. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion, or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States as determined under the applicable tax treaty. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Legislation and Guidance Relating to Foreign Accounts

Legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act (“FATCA”) imposes a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable regulations. The legislation, together with Treasury regulations issued thereunder, generally imposes a 30% withholding tax on U.S. source interest income on our notes, dividends on common stock, or (subject to the proposed regulations discussed below) gross proceeds from the sale or other disposition of, our notes or common stock paid to a foreign financial institution or to a non-financial foreign entity (whether as beneficial owner or intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) an exemption applies. Subject to the following sentence, if the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the IRS requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, such agreement may permit the payee to report to that country rather than to the U.S. Treasury and obviate any need to enter into an agreement with the IRS.

If an interest or dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under the sections titled “—Payments of Interest” or “—Dividends and Constructive Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the notes or the shares of our common stock into which the notes are convertible.

FATCA withholding generally will apply to interest and constructive dividends on our notes and dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our notes or common stock, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding this legislation.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 24%.

Payments of interest or dividends (including additional interest and constructive dividends, if any) to U.S. holders of notes or common stock and payments made to U.S. holders by a broker upon a sale of notes or common stock generally will be subject to information reporting and backup withholding, unless the holder (1) is an exempt payee, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements.

Payments of interest and/or dividends paid (including any constructive dividends deemed paid) to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/ or dividends, including any tax withheld pursuant to the rules described under “—Non-U.S. Holders—Taxation of Interest” and “—Non-U.S. Holders—Dividends” above must be reported annually to the IRS. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides under the provisions of an applicable income tax treaty. Payments to non-U.S. holders of dividends on our common stock or interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 (and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is furnished timely to the IRS.

UNDERWRITING

We have entered into an underwriting agreement with Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed in the table below. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter’s name.

Underwriter	Principal Amount
Goldman Sachs & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total:	$300,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer the notes directly to the public at the offering price listed on the cover page of this prospectus supplement or to certain dealers at a price that represents a concession not in excess of         % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Over-Allotment Option

We have granted the underwriters an option to purchase, within a 13-day period beginning on, and including, the date we first issue the notes, up to an additional $45.0 million principal amount of notes from us solely to cover over-allotments, if any. If any additional notes are purchased with this option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

Discounts and Commissions

The following table shows the per note and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional $45.0 million principal amount of notes.

Total
	Per Note	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, are approximately $0.9 million. The underwriters have agreed to reimburse us approximately $0.9 million for certain expenses.

New Issue of Notes

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

No Sales of Similar Securities

We and all our directors and executive officers have agreed that, without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc., on behalf of the underwriters, we and they will not, during the period ending 75 days after the date of this prospectus supplement (the “restricted period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or make any demand for or exercise any right with respect to the registration of our common stock.

Notwithstanding the above, the lock-up agreement applicable to us does not apply to: (a) the sale of notes in this offering or the issuance by us of the shares of common stock underlying the notes to be sold in this offering; (b) entry into the capped call transactions; (c) the issuance by us of the common stock to be sold in the concurrent common stock offering; (d) any shares of common stock issued upon exercise and settlement or termination of the warrant transactions entered into by us in connection with the issuance of our 1.50% Convertible Senior Notes due 2022; (e) the issuance by us of any shares of our common stock upon the conversion or exchange of convertible or exchangeable debt or equity securities or exercise of an option or other equity award granted under our stock-based compensation plans, in each case as described in this prospectus supplement and outstanding on the date hereof; (f) up to 5% of our outstanding shares of common stock in connection with certain strategic transactions, including acquisitions, provided that the recipient executes a lock-up agreement for the remainder of the 75-day period referred to above; (g) the granting by us of any restricted stock awards or stock options made in accordance with the terms of our stock-based compensation plans described in this prospectus supplement and pursuant to the terms of our 2020 Equity Incentive Plan that has been submitted to our stockholders for approval at our 2020 annual meeting of stockholders; (h) subject to certain exceptions, the establishment of a trading plan (a “Trading Plan”) pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) for the transfer of shares of our common stock; or (i) the filing of any registration statement on Form S-8 relating to our stock-based compensation plans.

In addition, the underwriters have agreed that the lock-up agreements applicable to our directors and executive officers do not apply to (a) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions, (b) transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift, (c) distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to general or limited partners, stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended), members or managers of the undersigned, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers; provided that in the case of any transfer or distribution pursuant to clause (b), no Form 5 shall be filed prior to the expiration of the agreement; provided that in the case of any transfer or distribution pursuant to clause (c), (i) each distributee shall sign and deliver a lock-up letter substantially in the form of the lock-up agreements entered into and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period, (d) sales under a Trading Plan pursuant to Rule 10b5-1 that is in effect on the date of the lock-up agreement, provided that any Form 4 filed in accordance with Section 16 of the Exchange Act in connection with any sale described in this clause (d) will include a footnote disclosing that such sale was made pursuant to a 10b5-1 plan, (e) the establishment of a Trading Plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period and (f) any deemed sales or forfeitures of shares of common stock in connection with the satisfaction of tax obligations with respect to the settlement or vesting of shares of restricted stock outstanding on the date hereof.

In addition, each of our directors and executive officers has agreed that, without the prior written consent of the underwriters, they will not, during the restricted period make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock. Each of our directors and our executive officers also has agreed and consented to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of their shares of common stock except in compliance with the foregoing restrictions.

Goldman Sachs & Co. LLC and BofA Securities, Inc. may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell additional notes and shares of common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater amount of notes or shares than have been covered by subsequent purchases. The underwriters may cover a short position by either exercising their over-allotment option, if the short position is not greater than the amount of additional notes for which the option may be exercised, or purchasing notes in the open market. In determining the source of notes to cover the short position, the underwriters will consider, among other things, the prices of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of notes or common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter or its affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Capped Call Transactions

In connection with the pricing of the notes, we expect to enter into capped call transactions with one or more of the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon conversion of the notes and/or offset some or all of any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors— Risks Related to the Notes—The capped call transactions may affect the value of the notes and our common stock.”

Electronic Prospectus

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory,

investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, an affiliate of BofA Securities, Inc., an affiliate of Wells Fargo Securities, LLC, and an affiliate of JP Morgan Securities, LLC act as administrative agents and lenders under our existing credit facility.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes being offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas. Davis Polk  & Wardwell LLP is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of RealPage, Inc. incorporated by reference in RealPage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of RealPage, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that RealPage, Inc. did not maintain effective internal control over financial reporting as of December 31, 2019, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Buildium, LLC as of and for the year ended December 31, 2018 incorporated by reference in this prospectus supplement from the Current Report on Form 8-K/A of RealPage, Inc. filed on February 27, 2020 have been audited by RSM US LLP, independent auditors, as stated in their report therein, incorporated herein by reference. Such consolidated financial statements have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at investor.realpage.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-34846):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 2, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 8, 2020;

•	Our Current Reports on Form 8-K filed on January 2, 2020, January 14, 2020 and March 18, 2020, and our Current Report on Form 8-K/A filed on February 27, 2020;

•

The portions of our Definitive Proxy Statement on Schedule  14A  (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on April 29, 2020; and

•	The description of our common stock in our Registration Statement on Form 8-A filed on August 9, 2010, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

RealPage, Inc.

Attn: Investor Relations

2201 Lakeside Boulevard,

Richardson, TX 75082-4305

(972) 820-3000

PROSPECTUS

REALPAGE, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “RP.” On May 18, 2018, the last reported sale price of our common stock on NASDAQ was $59.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “RealPage,” “we,” “our,” “us” and the “Company” in this prospectus, we mean RealPage, Inc. and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

RealPage is a leading global provider of software and data analytics to the real estate industry. Our platform of data analytics and software solutions enables the rental real estate industry to manage property operations (such as marketing, pricing, screening, leasing, and accounting), identify opportunities through market intelligence, and obtain data-driven insight for better operational and financial decision-making. Our integrated, on demand platform provides a single point of access and a massive repository of real-time lease transaction data, including prospect, renter, and property data. By leveraging data as well as integrating and streamlining a wide range of complex processes and interactions among the rental real estate ecosystem (owners, managers, prospects, renters, service providers, and investors), our platform helps our clients improve financial and operational performance and prudently place and harvest capital.

We were incorporated in the State of Delaware in December 2003 through a merger with our predecessor entity, RealPage, Inc., a Texas corporation, which was originally incorporated in November 1998. Our company was formed in 1998 to acquire Rent Roll, Inc., which marketed and sold on premise property management systems for the conventional and affordable multifamily rental housing markets. In June 2001, we released OneSite, our first on demand property management system. Since 2002, we have expanded our platform of solutions to include property management, leasing and marketing, resident services, and asset optimization capabilities. In addition to the multifamily markets, we now serve the single family, senior living, student living, military housing, commercial, hospitality, vacation rental and homeowners’ association, or HOA, markets. In addition, since July 2002, we have completed over 40 acquisitions of complementary technologies to supplement our internal product development and sales and marketing efforts and expand the scope of our solutions, the types of rental housing and vacation rental properties served by our solutions, and our client base. In connection with this expansion and these acquisitions, we have committed greater resources to developing and increasing sales of our platform of data analytics and on demand solutions. As part of our strategy, we plan to continue to pursue acquisitions of complementary businesses, products, and technologies.

Our executive offices are located at 2201 Lakeside Boulevard, Richardson, Texas 75082-4305, and our telephone number is (972) 820-3000. Our common stock is currently listed on Nasdaq under the symbol “RP.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for RealPage and its consolidated subsidiaries for the periods indicated.

	As of March 31,	Fiscal Year Ending December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	2.5	2.0	9.2	—	—	15.3

(1)

For the purpose of calculating such ratios, “earnings” consist of income (loss) before income taxes plus “fixed charges.” Fixed charges consist of interest expense including the amortization of discounts and issuance costs related to indebtedness. Earnings before fixed charges were inadequate to cover total fixed charges by $13.1 million and $16.6 million for fiscal years 2015 and 2014, respectively.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock, par value $0.001 per share, of the Company;

•	shares of preferred stock, par value $0.001 per share, of the Company;

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	warrants to purchase from us shares of our common stock or preferred stock or other securities;

•	purchase contracts; and

•	units representing two or more of the foregoing securities.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of any common stock, debt securities, warrants, purchase contracts or units issued by us that may be offered or sold pursuant to this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of RealPage, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RealPage, Inc. incorporated by reference in RealPage, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of RealPage, Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The incorporation by reference in this Prospectus of the report dated September 7, 2017 prepared by Aprio, LLP, with respect to the financial statements of Multifamily Housing Operations (a carve-out of the Rainmaker Group Ventures, LLC) as of December 31, 2016 and for the year then ended, and incorporated in this Prospectus by reference to the Current Report on Form 8-K/A of RealPage, Inc. dated February 15, 2018, have been so incorporated in reliance on the report of Aprio, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of On-Site Manager, Inc. as of and for the year ended December 31, 2016, included in RealPage, Inc.’s Current Report on Form 8-K/A filed on December 12, 2017, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.RealPage.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed on April 25, 2018.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 1, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 10, 2018.

•

Our Current Report on Form 8-K filed on May 21, 2018, our Current Report on Form 8-K filed on April 25, 2018, our Current Report on Form 8-K filed on April 20, 2018, our Current Report on Form  8-K filed on March  13, 2018, our Current Report on Form 8-K/A filed on February 15, 2018, our Current Report on Form 8-K/A filed on December 12, 2017.

•

The description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A, filed with the SEC on August 9, 2010, including any subsequent filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082-4305

(972) 820-3000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

RealPage, Inc.

$300,000,000

        % Convertible Senior Notes due 2025

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Wells Fargo Securities